Exhibit 4.1

                          TENTH AMENDMENT TO THE THIRD
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                                       Dated as of June 30, 2000

                  TENTH AMENDMENT TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") among Glenoit Corporation (the "Borrower"), the Lenders named in the Credit Agreement (defined below) (the "Lenders"), Banque Nationale de Paris (the "Agent"), as Agent, Arranger, Issuing Bank and Swing Line Bank, Fleet National Bank, as Syndication Agent, and LaSalle National Bank, as Documentation Agent.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, the Agent, the Arranger, the Issuing Bank, the Swing Line Bank, the Syndication Agent and the Documentation Agent have entered into a Third Amended and Restated Credit Agreement, dated as of February 12, 1999 (as the same has been and in the future may be amended and modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement as amended hereby.

                  (2) Section 2.06(b)(iii) of the Credit Agreement provides that the Borrower is obligated to prepay an aggregate principal amount of Working Capital Advances, Swing Line Advances and Letter of Credit Advances in an amount by which such Advances plus the Available Amount of all Letters of Credit then outstanding (together with such Advances, the "Outstanding Amount") exceeds the Loan Value of Eligible Collateral, based upon the most recent Borrowing Base Certificate.

                  (3) On February 23, 2000, Borrower delivered to the Agent a Borrowing Base Certificate dated February 23, 2000 (the "February BB Certificate") reflecting that the Outstanding Amount exceeded the Loan Value of Eligible Collateral. The Borrower was then obligated under Section 2.06(b)(iii) of the Credit Agreement to make a principal prepayment in the approximate amount of $2,000,000, which the Borrower failed to make.

                  (4) The failure of the Borrower to make the principal prepayment required by Section 2.06(b)(iii) of the Credit Agreement as aforesaid constitutes on Event of Default under Section 6.01(a) of the Credit Agreement (the "Section 2.06(b)(iii) Event of Default"), which the Borrower has acknowledged by its letter to the Agent, dated February 23, 2000.

                  (5) Section 5.04 of the Credit Agreement sets forth the financial covenants of the Borrower. On April 9, 2000, the Borrower delivered a letter to the Agent confirming that the Borrower is in breach of the Section
5.04 covenants as of April 1, 2000. The breach of such covenants constitutes an Event of Default under Section 6.01(c) of the Credit Agreement (the "Covenant Events of Default").

                  (6) On April 14, 2000, the Agent delivered to the Borrower and United States Trust Company of New York, the Indenture Trustee under the Subordinated Debt Documents (the "Indenture Trustee"), a letter (the "Subordinated Debt Notice") (i) confirming that, as a result of the Section 2.06(b)(iii) Event of Default, the Borrower was prohibited from making any
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payments whatsoever in respect of the Subordinated Notes, and (ii) notifying the
Company and the Indenture Trustee that if, but only if, the Section 2.06(b)(iii) Event of Default is determined not to be a payment default and the Borrower is not otherwise in payment default under the Credit Agreement, the Subordinated Debt Notice shall constitute a Blockage Notice (as defined in the Subordinated Debt Documents) based on the Covenant Events of Default.

                  (7) Pursuant to the terms and conditions set forth in that certain Seventh Amendment to the Third Amended and Restated Credit Agreement, dated as of April 28, 2000 (the "Seventh Amendment"), the Lenders agreed that, provided the Borrower is working diligently to devise a restructuring plan acceptable to its creditors and equity holders, the Lenders may, in their discretion, continue to provide Working Capital Advances and issue Letters of Credit on the conditions, for the limited period and for the limited purposes set forth in the Seventh Amendment.

                  (8) Over the past several weeks, the Borrower and its equity holders have been pursuing a potential restructuring of the Borrower and its subsidiaries. In order to provide the Loan Parties with the necessary liquidity with which to operate during such period, the Loan Parties requested and the Lenders, subject to the terms and conditions set forth in the Eighth Amendment to the Third Amended and Restated Credit Agreement, dated as of May 25, 2000 (the "Eighth Amendment"), consented through June 15, 2000 (which date was extended to July 5, 2000, pursuant to the Ninth Amendment to the Third Amended and Restated Credit Agreement) (a) to increase the Available Amount of Letters of Credit and the available amount of Working Capital Loans for the limited purposes set forth therein, and (b) to the issuance by the Lenders, in their discretion, of Standby Letters of Credit in the limited amounts, and for the limited purposes set forth therein.

                  (9) To further facilitate the potential restructuring of the Borrower and its subsidiaries, the Loan Parties have requested and the Lenders, subject to the terms and conditions of the Credit Agreement as amended hereby, have consented to (a) increase the available amount of Working Capital Loans for the limited purposes and for the limited period hereinafter set forth, and (b) the deferral, for the limited period hereinafter set forth, of the prepayment of the Term A Advances and Term B Advances which would otherwise be due on July 1, 2000.

                  SECTION 1. Working Capital Advances and Letters of Credit. Subject to the conditions precedent set forth in Section 3 hereof, the Lenders hereby agree that the Borrower may request (provided that on the date of such request, the Borrower and its Subsidiaries shall not collectively have in their possession or under their control cash and Cash Equivalents in an aggregate amount greater than $1,000,000 (net of undrawn and outstanding checks as of such date)) and the Agent, in its discretion (unless otherwise instructed by the Majority Working Capital Lenders (as defined herein)), may provide Working Capital Advances and issue Letters of Credit from the date hereof through and including July 25, 2000 (the "Amendment Period"); provided, however, that (a) the aggregate Available Amount of all Letters of Credit outstanding shall not at any time exceed $5.314 million less the aggregate Letter of Credit Advances at such time, (b) issued and outstanding Standby Letters of Credit shall not at any time exceed $1,000,000 in the aggregate, (c) the sum of Working Capital Advances and Swing Line Advances shall not at any time exceed $54.914 million less the sum of (I) the Available Amount of all Letters of Credit outstanding at such time and (II) the aggregate of all Letter of Credit

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Advances at such time; and, provided further that, nothing contained herein shall in any way limit, impair or modify the requirements of Section 2.06(b)(iii) of the Credit Agreement, as amended pursuant hereto.

                  SECTION 2. Amendments. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent in Section 3 below, hereby amended as follows:

                  (a) During the Amendment Period, Schedule I to the Credit Agreement is hereby amended to increase Letter of Credit Commitment of the Issuing Bank from $5,000,000 to $5,314,000.

                  (b) During the Amendment Period, Section 2.01(e) of the Credit Agreement shall be amended by deleting the last sentence thereof and adding the following language at the end of such Section:

                           Anything to the contrary set forth in the Loan
                  Documents notwithstanding, two Business Days prior to the issuance of any Trade Letter of Credit, the Borrower shall provide, with respect to all Letters of Credit, documentation to the Agent describing the recipient, amount and purpose of such Letter of Credit, including, without limitation, with respect to Trade Letters of Credit, the customer for whose benefit the Inventory (the payment for which is to be secured by the proposed Trade Letter of Credit) is being ordered.

                  (c) During the Amendment Period, Section 5.02(f)(viii) of the Credit Agreement shall be amended by adding after the words "Cash Equivalents", the following: "(excluding actual cash held in Blocked Accounts with Blocked Account Banks (as such terms are defined in the Third Amended and Restated Security Agreement)).

                  (d) During the period of June 30, 2000 through and including July 18, 2000, clause (B) of Section 2.06(b)(iii) of the Credit Agreement shall be modified to read as follows: "the lesser of the Working Capital Facility and the sum of the Loan Value of the Eligible Collateral on such Business Day (as determined based upon the most recent Borrowing Base Certificate delivered to the lender Parties hereunder) plus $1,200,000."

                  SECTION 3. Deferral of Term Loan Principal Prepayments. The obligation of the Borrower to repay on July 1, 2000 the aggregate principal amount of $1.675 million on the Term A and Term B Advances as set forth in
Section 2.04 of the Credit Agreement is hereby deferred to the earlier of (a) the date on which an Event of Default, other than those described in this Amendment, occurs, and (b) July 25, 2000.

                  SECTION 4. Conditions of Effectiveness of Amendment. This Amendment shall become effective as of the date first above written when, and only when, the following conditions precedent shall have been satisfied:

                  (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, the Agent and the required number of Lenders.

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                  (b) The Borrower shall have reimbursed or otherwise paid all reasonable costs and expenses of the Agent paid or incurred in connection with the Borrower or the Credit Agreement, and theretofore presented to the Borrower for payment, including, without limitation, in connection with the preparation, execution, delivery and administration of this Amendment (including, without limitation, all outstanding fees and disbursements of (a) Shearman & Sterling and Kramer Levin Naftalis & Frankel, LLC ("Kramer Levin") in their capacity as counsel to the Agent, and (b) Zolfo Cooper LLP, in its capacity as consultant to the Agent's counsel ("Zolfo Cooper")).

                  (c) The Borrower (or its parent for contribution to the Borrower) shall have received a commitment for capital contributions in the amount of at least $16,150,000 for the purpose of making an additional equity investment in the Borrower, and the Borrower shall have received a commitment from Citicorp Mezzanine III, L.P. to make a subordinated unsecured loan to Borrower in the amount of $15,000,000, in each case in such form and on such terms as shall be reasonably acceptable to the Agent.

                  SECTION 5. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, is within the Borrower's corporate powers, has been duly authorized by all necessary corporate action and does not (i) contravene the Borrower's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Borrower of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

                  (d) With the exception of the Section 2.06(b)(iii) Event of Default and the Covenant Events of Default described herein, there are no other Defaults or Events of Default by Borrower as of the date hereof.

                                      -4-
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                  (e) This Amendment has been duly executed and delivered by the
         Borrower. This Amendment and each of the Loan Documents, as amended hereby, to which the Borrower is a party are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

                  (f) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the Loan Documents, as amended hereby.

                  SECTION 6. Definitions. For the purposes of this Amendment, "Majority Working Capital Lenders" shall mean, at any time, Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of the sum of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, and (c) the aggregate Unused Working Capital Commitments at such time.

                  SECTION 7. Reference to and Effect on the Credit Agreement, the Loan Documents, and the Subordinated Notes.

                  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (c) The Borrower hereby agrees that (i) the Borrower is truly and justly indebted to the Secured Parties, without defense, counterclaim or offset of any kind in the full amount of the Secured Obligations and (ii) the Secured Obligations are secured by valid, perfected, enforceable and unavoidable first priority Liens and security interests upon the Collateral senior to all other security interests and liens upon the Collateral (except as set forth in the Third Amended and Restated Security Agreement and the Credit Agreement), granted by the Loan Parties to the Agent for the ratable benefit of the Secured Parties.

                                      -5-
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                  (d) The execution, delivery and effectiveness of this
         Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  (e) This Amendment shall not constitute a waiver of the
         Section 2.06(b)(iii) Event of Default, the Covenant Events of Default or any other Default or Event of Default existing as of the date hereof, nor shall this Amendment authorize or be deemed to authorize any payment by the Borrower in respect of the Subordinated Notes or terminate or be deemed to terminate the payment block existing in respect of the Subordinated Notes.

                  SECTION 8. Fees; Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and disbursements of counsel and financial advisor to the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                      GLENOIT CORPORATION



                                      By       /s/ Thomas J. O'Gorman
                                        -------------------------------------
                                      Name:    Thomas J. O'Gorman
                                      Title:   President and CEO


                                      AGENT
                                      -----

                                      BANQUE NATIONALE DE PARIS,
                                               as Agent and as a Lender


                                      By       /s/ Alan Mustacchi
                                        -------------------------------------
                                      Name:    Alan Mustacchi
                                      Title:   Managing Director

                                      By       /s/ Elie Doft
                                        -------------------------------------
                                      Name:    Elie Doft
                                      Title:   Associate



                                      LENDERS
                                      -------

                                      BOEING CAPITAL CORPORATION


                                      By       /s/ J. D. Combs
                                        -------------------------------------
                                      Name:    J. D. Combs
                                      Title:   Director - Commercial Finance


                                      CENTURA BANK


                                      By       /s/ Lowry D. Perry
                                        -------------------------------------
                                      Name:    Lowry D. Perry
                                      Title:   Bank Officer

                                   COMERICA


                                   By       /s/ David W. Day
                                     ---------------------------------
                                   Name:    David W. Day
                                   Title:   Vice President


                                   DEUTSCHE FINANCIAL SERVICES


                                   By       /s/ Philip G. Porcher, IX
                                     ---------------------------------
                                   Name:    Philip G. Porcher, IX
                                   Title:   Vice President


                                   FIRST SOURCE FINANCIAL LLP,
                                   By First Source Financial, Inc., as its
                                   Agent/Manager


                                   By       /s/ Robert Horak
                                     ---------------------------------
                                   Name:    Robert Horak
                                   Title:   Vice President


                                   FLEET BANK, N.A.


                                   By       /s/ Michael S. Haines
                                     ---------------------------------
                                   Name:    Michael S. Haines
                                   Title:   Senior Vice President


                                   FLOATING RATE PORTFOLIO

                                   By:      INVESCO Senior Secured Management,
                                              Inc., as attorney in fact


                                   By       /s/ Gregory Stoeckle
                                     ---------------------------------
                                   Name:    Gregory Stoekle
                                   Title:   Authorized Signatory

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                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By       /s/ James Thompson
                                           ---------------------------------
                                        Name:    James Thompson
                                        Title:   Group Senior Vice President


                                        KZH ING-1 LLC


                                        By       /s/ Susan Lee
                                           ---------------------------------
                                        Name:    Susan Lee
                                        Title:   Authorized Agent


                                        KZH ING-2 LLC


                                        By       /s/ Susan Lee
                                           ---------------------------------
                                        Name:    Susan Lee
                                        Title:   Authorized Agent


                                        KHZ ING-3 LLC


                                        By       /s/ Susan Lee
                                           ---------------------------------
                                        Name:    Susan Lee
                                        Title:   Authorized Agent

                                        METROPOLITAN LIFE
                                                 INSURANCE COMPANY


                                        By       /s/ Jacqueline D. Jenkills
                                           ---------------------------------
                                        Name:    Jacqueline D. Jenkills
                                        Title:   Director

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                                         VAN KAMPEN SENIOR FLOATING
                                                  RATE FUND


                                         By       /s/ Darvid D. Pierce
                                            --------------------------------
                                         Name:    Darvid D. Pierce
                                         Title:   Vice President


                                         VAN KAMPEN PRIME RATE
                                                  INCOME TRUST


                                         By       /s/ Darvin D. Pierce
                                            --------------------------------
                                         Name:    Darvin D. Pierce
                                         Title:   Vice President


                                         FLEET BUSINESS CREDIT CORPORATION


                                         By       /s/ Mark Pickering
                                            --------------------------------
                                         Name:    Mark Pickering
                                         Title:   Vice President